UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ViroPharma Incorporated
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO PROXY STATEMENT

FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS OF VIROPHARMA INCORPORATED

On April 13, 2012, ViroPharma Incorporated (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2012 annual meeting of stockholders (the “Annual Meeting”) to be held on Monday, May 21, 2012, at 10:00 am, local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355. The Proxy Statement included a proposal to approve the amendment and restatement of the Company’s 2005 Equity Incentive Plan (the “Amended and Restated Plan”) to increase the number of shares of common stock available for issuance under that plan by 2,500,000 shares as well as additional revisions as described in proposal 2 of the Proxy Statement.

On May 8, 2012, the Company engaged in a conversation with Institutional Shareholder Services, Inc. (“ISS”) regarding the information disclosed by the Company in the Proxy Statement. In order to address a question raised by ISS, the information provided in bold below provides additional disclosure about the outstanding grants and shares of common stock that remain available for issuance under all of the Company’s equity compensation plans as of March 30, 2012.

As of March 30, 2012, there were (i) 8,906,641 shares of our common stock subject to outstanding grants under our equity compensation plans and (ii) 2,782,634 shares of our common stock remaining available for issuance under our equity compensation plans. The options outstanding under our equity compensation plans as of March 30, 2012 had a weighted average exercise price of $13.39 and a weighted average remaining term of 7.17 years, and 365,340 shares subject to restricted stock awards or outstanding RSUs were outstanding.

If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may do so by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company prior to the Annual Meeting, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact the Company’s Vice President, General Counsel and Secretary at (610) 458-7300.

This Supplement to the Proxy Statement is being released on or about May 9, 2012, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,

J. Peter Wolf
Vice President, General Counsel and Secretary

May 9, 2012

Exton, Pennsylvania